Exhibit 10.3

2013 EVP Global Sales Compensation

Plan Elements	Recommendation
Base Salary	$300,000
Incentive Target $	$300,000
Total Target Annual Comp

The EXECSIP is based on performance against two financial metrics in 2013. The metrics are annual Revenue and Global EBITDA (the EBITDA target is the same as is set for other Executives in the SGA MIP)

2013 Targets	Revenue $[***] (50% weighting) EBITDA $[***] (50% weighting)
Incentive Payments	Incentive payments will be made on an annual basis; performance is tied to year end results

2013 Potential Payment Outcomes — EVP Global Sales

	Actual Revenue
Achieved EBITDA	Target - $229.0MM	Target — $183.2MM	Target - $137.4MM	Target - $45.8MM	Target	Target + $25.0MM	Target + $50.0MM	Target + $75.0MM
Target - $28.7MM	$0	$0	$0	$0	$0	$0	$0	$0
Target - $23.0MM	$0	$0	$0	$0	$0	$0	$0	$0
Target - $17.2MM	$0	$0	$0	$0	$0	$0	$0	$0
Target - $11.6MM	$0	$0	$0	$150,000	$276,000	$368,000	$460,000	$552,000
Target	$0	$0	$0	$174,000	$300,000	$392,000	$484,000	$576,000
Target + $5.3MM	$0	$0	$0	$185,137	$311,137	$403,137	$495,137	$587,137
Target + $11.5MM	$0	$0	$0	$198,022	$324,022	$416,022	$508,022	$600,000

Over target revenue of $[***] for each $1M of additional revenue: bonus will increase by [***]% of revenue increase to a maximum of a $600,000 total bonus.